UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): August 19, 2024

Ocean Power Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28 Engelhard Drive, Suite B Monroe Township, New Jersey (Address of principal executive offices)	08831 (Zip Code)

(609) 730-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock $0.001 Par Value	OPTT	NYSE American
Series A Preferred Stock Purchase Rights	N/A	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Change in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm.

On August 19, 2024, the Audit Committee (the “Audit Committee”) of the Board of Directors of Ocean Power Technologies, Inc. (the “Company”) dismissed EisnerAmper LLP (“EisnerAmper”) as the Company’s independent registered public accounting firm, effective immediately. The decision by the Audit Committee was made primarily to save on audit fees and costs.

EisnerAmper’s audit reports on the Company’s consolidated financial statements for each of the two most recent fiscal years ended April 30, 2024 and April 30, 2023 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that EisnerAmper’s reports on the consolidated financial statements of the Company as of and for the year ended April 30, 2024, contained an explanatory paragraph stating that “The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1(b) to the financial statements, the Company has recurring net losses and net cash flow used in operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1(b). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the Company’s two most recent fiscal years ended April 30, 2024 and April 30, 2023 and during the subsequent interim period through August 19, 2024, there were (i) no disagreements with EisnerAmper on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which if not resolved to EisnerAmper’s satisfaction, would have caused EisnerAmper to make reference to the subject matter of the disagreements in its reports on the Company’s consolidated financial statements for such years, and (ii) no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided EisnerAmper with a copy of the disclosures in this Current Report on Form 8-K (this “Report”) prior to filing this Report with the Securities and Exchange Commission (the “SEC”). The Company has requested that EisnerAmper furnish a letter addressed to the SEC stating whether or not EisnerAmper agrees with the statements above. A copy of EisnerAmper’s letter dated August 23, 2024 is filed as Exhibit 16.1 to this Report.

(b) Appointment of New Independent Registered Public Accounting Firm.

The Audit Committee, on and effective as of August 19, 2024, appointed Moss Adams LLP (“Moss Adams”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ended April 30, 2025. During the Company’s two most recent fiscal years ended April 30, 2024 and April 30, 2023 and during the subsequent interim period through August 19, 2024, neither the Company nor anyone acting on its behalf has consulted with Moss Adams, regarding either: (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Moss Adams concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

*16.1	Letter from EisnerAmper LLP to the Securities and Exchange Commission dated August 23, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2024

OCEAN POWER TECHNOLOGIES, INC.

/s/ Philipp Stratmann
Philipp Stratmann
President and Chief Executive Officer